SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2008

KBW, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

787 Seventh Avenue, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

           On October 22, 2008,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the quarter and nine months ended September 30, 2008, a copy of which is attached hereto as Exhibit 99.1.

           The information in Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

           The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2008, the Company’s Board of Directors approved the second amended and restated bylaws of the Company (the “Restated Bylaws”), which became effective as of that date. The Restated Bylaws were amended and restated in order to permit, under Section 5.1 thereof, the issuance of shares of Company common stock, par value $0.01 per share, in uncertificated form as well as in the form of physical stock certificates, to the fullest extent permissible pursuant to Section 158 of the General Corporation Law of the State of Delaware.

A copy of the Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated into this filing in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

3.2   Second Amended and Restated Bylaws of KBW, Inc.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press Release issued by KBW, Inc. dated  October 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KB KBW, Inc.

	By:	/s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel

Date: October 22, 2008